EXHIBIT 4.14

                               SECOND AMENDMENT TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is dated as of December 30, 2002 (this "Second Amendment") by and among BANK OF AMERICA, N.A., as successor by merger to Bank of America Illinois ("Lender"), ELXSI, a California corporation ("ELXSI"), BICKFORD'S HOLDINGS COMPANY, INC., a Delaware corporation ("Holdings"), and BICKFORD'S FAMILY RESTAURANTS, INC., a Delaware corporation ("Bickford's" and collectively with ELXSI and Holdings, "Borrower").

                                   WITNESSETH:
                                   -----------

         WHEREAS, Borrower and Lender entered into that certain Amended and Restated Loan and Security Agreement dated as of April 22, 2002, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of August 5, 2002 (as amended, restated, supplemented or otherwise modified through the date hereof, the "Loan Agreement");

         WHEREAS, in order to provide funds necessary to enable Borrower to payoff the Bonds (as defined in the Loan Agreement), Borrowers have requested that additional funds in the amount necessary to repay the Bonds be advanced on the Loan Agreement under an additional Term Loan; and

         WHEREAS, Borrower has requested that the Lender consent to certain other amendments of the Loan Agreement, as more fully set forth herein.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Loan Agreement, as amended hereby.

         SECTION 2. Amendments. Upon the Second Amendment Effective Date (as hereinafter defined), the Loan Agreement shall be amended as follows:

               a. Section 1.1 of the Loan Agreement is amended by adding the following definitions for "Loan Document", "Second Amendment" and "Second Amendment Effective Date" in proper alphabetical order:

                      "Loan Document" means any Related Agreement.

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                      "Second Amendment" shall mean that certain Second
                      Amendment to the Amended and Restated Loan Agreement dated as of December 31, 2002.

                      "Second Amendment Effective Date" is as defined in the Second Amendment.

               b. The definition for Mortgage in Section 1.1 is amended by substituting the terms "Original Loan Agreement, Existing Loan Agreement or the Second Amendment" for the terms "Original Loan Agreement or the Existing Loan Agreement".

               c. The last sentence of the definition for Note in Section 1.1 shall be deleted in its entirety and replaced with the following:
"Notwithstanding the terms and provisions of the Notes executed prior to the Second Amendment Effective Date, on the Second Amendment Effective Date, each of the Notes shall be deemed amended hereby to provide for a maturity date of January 31, 2003."

               d. The definition for Term Loan Amount in Section 1.1 shall be deleted in its entirety and replaced with, ""Term Loan Amount" means the Current Term Loan Amount plus the Additional Term Loan Amount (as defined in Section 2.1.1)."

               e. The definition for "Termination Date" in Section 1.1 shall be deleted in its entirety and replaced with the following: ""Termination Date" means January 31, 2003 or such later date as may be fixed pursuant to Section 11.7.".

               f. Section 2.1.1 of the Loan Agreement shall be deleted in its entirety and replaced with the following:

                      2.1.1 Term Loan. On the date hereof, the unpaid principal balance of the Term Loan ("Term Loan") is $1,737,500.00 ("Current Term Loan Amount"), after giving effect to payments made or to be made up to and including the Second Amendment Effective Date. The Borrower shall make quarterly principal payments on the Term Loan in the amount of $250,000 each on the last day of each March, June, September and December hereafter, with a single final payment of the outstanding balance of principal and interest due on the Termination Date. On the Second Amendment Effective Date, Lender agrees, on the terms and conditions hereinafter set forth, to make to Borrowers an additional Term Loan ("Additional Term Loan") in the amount of $1,638,489.17 ("Additional Term Loan Amount"), the proceeds of which will be used to repay the Bonds. The Borrowers shall make monthly principal payments on the Additional Term Loan in the amount of $13,888.69 on the last day of each month hereafter, with a single final payment of the outstanding balance of principal and interest due on the Termination Date. Reference herein to the "Term Loan" or "Term Loans" shall be deemed to include the Additional Term Loan. Amounts borrowed as a Term Loan which are repaid or prepaid by Borrowers may not be reborrowed.

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               g. Section 2.4.1(b) of the Loan Agreement is amended by
substituting the terms "three and one-half percent (3.50%)" for the terms "two percent (2%)".

               h. Section 2.7 of the Loan Agreement is amended by substituting the first sentence thereof with the following: "The Term Loan, Additional Term Loan, Revolving Loans and all other Loans under this Agreement shall constitute one Loan, and all Indebtedness and other Liabilities of Borrower to Lender under this Agreement and any of the Related Agreements shall constitute one general obligation secured by Lender's Lien on all of the Collateral and Third Party Collateral and by all other Liens heretofore, now, or at any time hereafter granted by Borrower or any other Obligor to Lender.".

               i. Section 5.13 of the Loan Agreement shall be amended by adding in the first line after the term "Not" the following: "make any payments or compensation under that certain ELXSI 1991 Phantom Stock Plan from any of the following sources: (1) the proceeds of any Loan; (2) other indebtedness of any kind (whether or not such indebtedness is subordinate to the Loans); (3) distributions of unencumbered assets owned by the Borrower; (4) dividends or (5) preferred stock, nor shall the Borrower".

               j. Section 5.32 of the Loan Agreement shall be deleted in its entirety and replaced with "Intentionally Deleted".

               k. Section 5.36 shall be added to the Loan Agreement that states as follows: "Ensure that the proceeds from the Additional Term Loan be used only for the payment of principal and unpaid interest of the Bonds".

SECTION 3.  Post-Closing Matters.

               a. Borrowers hereby covenant and agree to ensure that the Florida Mortgage is recorded with the Orange County Recorder's Office within one (1) business day of the execution hereof.

               b. Borrowers hereby covenant and agree to deliver to Lender prior to January 15, 2003 in form and substance acceptable to Lender, the following:
(a) a date down to the existing Title Insurance Policy No. MP-2055081, insuring the Amended and Restated Mortgage and Security Agreement ("Florida Mortgage") on the property commonly known as 3600 Rio Vista Avenue, Orlando, Florida ("Florida Property"); (b) a legal opinion from Brown Rudnick Berlack Israels LLP, special counsel to Borrower and Parent; and (c) a legal opinion from Carlton Fields, P.A. with respect to the Florida Mortgage.

               c. Borrowers further covenant and agree to deliver to Lender prior to February 1, 2003 in form and substance acceptable to Lender, an as-built ALTA Survey of the Florida Property that meets the 1999 ALTA survey requirements, contains Table A Options 1, 2, 3, 4, 6, 7(a), 7(b), 7(c), 8, 9, 10, 11, 14, 15 and 16, contains a flood certification, is certified to Lender, its successors and/or assigns, and otherwise is in form and substance acceptable to Lender.

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         SECTION 4. Representations and Warranties of the Borrower. The Borrower
represents and warrants to the Lender:

               a. the representations and warranties contained in the Loan Agreement (as amended hereby) and the other Related Agreements and Supplemental Documentation are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof, except (i) to the extent specifically made with regard to a particular date and (ii) with respect to that certain Writ of Attachment dated December 3, 2002 ("Shine Writ of Attachment") issued in the Commonwealth of Massachusetts in the amount of $580,000 on properties owned by Borrower and located at 1006 Main Street, Waltham, Middlesex County, Massachusetts and 6 Cambridge Street, Burlington, Middlesex County, Massachusetts and with respect to the lawsuit captioned James
P. Shine v. Bickford's Family Restaurants, Inc. and ELXSI, MICV2002-04975 ("Shine Lawsuit"); and (iii) for such changes as are a result of any act or omission specifically permitted under the Loan Agreement (or under any Related Agreement), or as otherwise specifically permitted by the Lender;

               b. on the Second Amendment Effective Date, after giving effect to this Second Amendment, no Unmatured Event of Default or Event of Default will have occurred and be continuing, except that Lender acknowledges the existence the Shine Writ of Attachment and Shine Lawsuit;

               c. the execution, delivery and performance of this Second Amendment has been duly authorized by all necessary action on the part of, and duly executed and delivered by, the Borrower, and this Second Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

               d. the execution, delivery and performance of this Second Amendment does not conflict with or result in a breach by the Borrower of any term of any material contract, loan agreement, indenture or other agreement or instrument to which the Borrower is a party or is subject.

         SECTION 5. Conditions Precedent to Effectiveness of Second Amendment. This Second Amendment shall become effective (the "Second Amendment Effective Date") upon completion of each of the following in form and substance satisfactory to Lender: (a) execution and delivery of this Second Amendment by Lender, Borrowers and Parent; (b) execution and delivery by Borrower of the Florida Mortgage Additional Term Note, Allonge to Term Note and Allonge to Revolving Note; (c) the delivery by Borrower of copies of the resolutions of the board of directors of each Borrower authorizing the transactions contemplated hereby, certified as of the date hereof by the Secretary or an Assistant Secretary thereof; and (d) delivery by Borrower of such other documents as the Lender may reasonably request.

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         SECTION 6. Breach of this Second Amendment. Default in the performance by any Borrower of any of Borrower's agreements set forth herein and continuance of such default for three (3) Business Days after notice thereof to Borrower from Lender shall constitute an Event of Default under the Loan Agreement.

         SECTION 7. Execution in Counterparts. This Second Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         SECTION 8. Costs and Expenses. The Borrower hereby affirms its obligation under Section 11.3 of the Loan Agreement to reimburse Lender for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by Lender in connection with the preparation, negotiation, execution and delivery of this Second Amendment, including but not limited to the attorneys' fees, title insurance fees, local counsel fees and time charges of attorneys for Lender with respect thereto.

         SECTION 9. GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUCTED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

         SECTION 10. Effect of Amendment; Reaffirmation of Loan Documents. The parties hereto agree and acknowledge that (a) nothing contained in this Second Amendment in any manner or respect limits or terminates any of the provisions of the Loan Agreement or the other Related Agreements or Supplemental Documentation other than as expressly set forth herein and (b) the Loan Agreement (as amended hereby) and each of the other Related Agreements and Supplemental Documentation remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects. Upon the effectiveness of this Second Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

         SECTION 11. Headings. Section headings in this Second Amendment are included herein for convenience of any reference only and shall not constitute a part of this Second Amendment for any other purposes.


                            [Signature Pages Follow]

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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                        ELXSI

                                        By: /s/ DAVID DOOLITTLE
                                            ------------------------------------
                                        Name:  David Doolittle
                                        Title: Vice President

                                        Address: 3600 Rio Vista Avenue, Suite A
                                        Orlando, Florida  32805
                                        Attention:  President
                                        Facsimile number:  407-849-0625


                                        BICKFORD'S HOLDINGS COMPANY, INC.

                                        By:/s/  DAVID DOOLITTLE
                                            ------------------------------------
                                        Name:  David Doolittle
                                        Title: Vice President

                                        Address: 1330 Soldier's Field Road
                                                 Boston, MA  02135

                                        Attention:  Kevin P. Lynch
                                        Facsimile number:  617-787-1620


                                        BICKFORD'S FAMILY RESTAURANTS, INC.

                                        By: /s/ DAVID DOOLITTLE
                                            ------------------------------------
                                        Name:  David Doolittle
                                        Title: Vice President

                                        Address: 1330 Soldier's Field Road
                                                 Boston, MA  02135

                                        Attention:  Kevin P. Lynch
                                        Facsimile number:  617-787-1620


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                                        BANK OF AMERICA, N.A.

                                        By: /s/ MICHAEL HAMMOND
                                            ------------------------------------
                                        Name:  Michael Hammond
                                        Title: Senior Vice President

                                        Address: 231 South LaSalle Street
                                                 Chicago, Illinois  60697

                                        Attention:  Chicago Growth Group
                                        Facsimile number:  312-974-2108

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                            CONSENT AND RATIFICATION

                          Dated as of December 30, 2002

The undersigned hereby acknowledges receipt of a copy of the foregoing Second Amendment, consents to all the terms and provisions thereof, and ratifies and confirms all the terms and provision of each Related Agreement to which it is a party.

                                       ELXSI CORPORATION

                                       By: /s/ DAVID DOOLITTLE
                                           -------------------------------------
                                           Name:  David Doolittle
                                           Title: Vice President